                                                                     Exhibit 4.2

                             SOLECTRON CORPORATION,

                                    as Issuer


                                       TO



            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,

                                   as Trustee



                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of February 6, 2002
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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS...........................................................................1

SECTION 1.1           Definition of Terms.......................................................1

ARTICLE II GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES....................................22

SECTION 2.1           Designation, Principal Amount and Authorized Denomination................22
SECTION 2.2           Maturity.................................................................22
SECTION 2.3           Form and Payment.........................................................22
SECTION 2.4           Global Notes.............................................................23
SECTION 2.5           Interest.................................................................23

ARTICLE III REDEMPTION.........................................................................24

SECTION 3.1           Optional Redemption......................................................24
SECTION 3.2           Offer to Purchase by Application of Excess Proceeds......................24

ARTICLE IV COVENANTS...........................................................................26

SECTION 4.1           Restricted Payments......................................................26
SECTION 4.2           Incurrence of Indebtedness and Issuance of Preferred Stock...............30
SECTION 4.3           Dividend and Other Payment Restrictions Affecting
                          Restricted Subsidiaries..............................................34
SECTION 4.4           Designation of Restricted and Unrestricted Subsidiaries..................36
SECTION 4.5           Transactions with Affiliates.............................................36
SECTION 4.6           Limitations on Issuances of Guarantees of Indebtedness...................37
SECTION 4.7           Liens....................................................................38
SECTION 4.8           Sale and Leaseback Transactions..........................................38
SECTION 4.9           Merger, Consolidation or Sale of Assets..................................39
SECTION 4.10          Payments for Consent.....................................................40
SECTION 4.11          Reports..................................................................40
SECTION 4.12          Change of Control........................................................40
SECTION 4.13          Asset Sales..............................................................42
SECTION 4.14          Fall-Away Event..........................................................44

ARTICLE V LEGAL DEFEASANCE AND COVENANT DEFEASANCE.............................................44

SECTION 5.1           Option to Effect Legal Defeasance or Covenant Defeasance.................44
SECTION 5.2           Legal Defeasance and Discharge...........................................45
SECTION 5.3           Covenant Defeasance......................................................45
SECTION 5.4           Conditions to Legal or Covenant Defeasance...............................46
SECTION 5.5           Deposited Money and Government Securities to be Held in Trust;
                          Other Miscellaneous Provisions.......................................47
SECTION 5.6           Repayment to the Company.................................................47
SECTION 5.7           Reinstatement............................................................48

ARTICLE VI DEFAULTS AND REMEDIES...............................................................48

SECTION 6.1           Events of Default........................................................48
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SECTION 6.2           Acceleration.............................................................50

ARTICLE VII FORM OF SENIOR NOTE................................................................51

SECTION 7.1           Form of Senior Note......................................................51

ARTICLE VIII ORIGINAL ISSUE OF SENIOR NOTES....................................................62

SECTION 8.1           Original Issue of Senior Notes...........................................62

ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER....................................................62

SECTION 9.1           Without Consent Of Holders Of Senior Notes...............................62
SECTION 9.2           With Consent of Holders of Senior Notes..................................63
SECTION 9.3           Compliance With Trust Indenture Act......................................64
SECTION 9.4           Revocation And Effect Of Consents........................................64
SECTION 9.5           Notation On Or Exchange Of Senior Notes..................................65
SECTION 9.6           Trustee To Sign Amendments, Etc..........................................65
SECTION 9.7           Waiver Of Past Defaults..................................................65
SECTION 9.8           Effect of Supplemental Indenture.........................................65

ARTICLE X MISCELLANEOUS........................................................................66

SECTION 10.1          Ratification of Senior Indenture.........................................66
SECTION 10.2          Reference to and Effect on the Senior Indenture..........................66
SECTION 10.3          Governing Law............................................................66
SECTION 10.4          Not Responsible for Recitals.............................................66
SECTION 10.5          Counterparts.............................................................66

         FIRST SUPPLEMENTAL INDENTURE, dated as of February 6, 2002 (the "First Supplemental Indenture"), between Solectron Corporation, a corporation duly organized and existing under the laws of the State of Delaware, (the "Company"), and State Street Bank and Trust Company of California, N.A., a national banking association duly authorized and existing under the laws of the United States of America, as trustee (the "Trustee").

         WHEREAS, the Company executed and delivered the Senior Debt Securities Indenture, dated as of February 6, 2002 (the "Senior Indenture"), to the Trustee to provide for the future issuance of the Company's senior debt securities (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Senior Indenture;

         WHEREAS, pursuant to the terms of the Senior Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 9.625% Senior Notes due 2009 (the "Senior Notes"), the form and substance of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Senior Indenture and this First Supplemental Indenture (together, the "Indenture"); and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and satisfy all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.1 Definition of Terms.

         Unless otherwise provided herein or unless the context otherwise requires:

         (a) a term defined in the Senior Indenture has the same meaning when used in this First Supplemental Indenture except to the extent that such definition has been superceded by this First Supplemental Indenture in which case the definition in this First Supplemental Indenture shall control;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) headings are for convenience of reference only and do not affect interpretation;

         (e) Time of Delivery has the meaning given to it in the Underwriting Agreement (as defined below);

         (f) the following terms have the meanings given to them in this Section 1.1(f):

         "Acquired Debt" means, with respect to any specified Person:

                           (1) Indebtedness of any other Person existing at the
                  time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

                           (2) Indebtedness secured by a Lien encumbering any
                  asset acquired by such specified Person, provided that, in the case of this clause (2) only, such Acquired Debt shall be limited to the lesser of the fair market value of the asset (determined by the Company in good faith) subject to such Lien and the total amount of such Indebtedness.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Asset Sale" means:

                           (1) the sale, conveyance or other disposition of any
                  assets or rights, other than in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.12 hereof and/or Section 4.9 hereof and not by the provisions of
                  Section 4.13 thereof; and

                           (2) the issuance of Equity Interests by any of the
                  Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                           (1) any single transaction or series of related
                  transactions that involves assets having a fair market value of less than $10 million;

                           (2) any sale, lease, conveyance or other disposition
                  of assets between or among the Company and its Restricted Subsidiaries,

                           (3) an issuance of Equity Interests by a Subsidiary
                  to the Company or to another Subsidiary (other than an issuance of Equity Interests from a Restricted Subsidiary to an Unrestricted Subsidiary);

                           (4) the sale, lease, conveyance or other disposition
                  of equipment, inventory, accounts receivable or other assets or rights in the ordinary course of business;

                           (5) the sale, conveyance or other disposition of cash
                  or Cash Equivalents;

                           (6) a Restricted Payment or Permitted Investment
                  (other than Cash Equivalents) that is permitted by Section 4.1 hereof;

                           (7) the licensing by the Company or any Restricted
                  Subsidiary of intellectual property or know-how on commercially reasonable terms;

                           (8) the sale, lease, conveyance or other disposition
                  of real property (together with any improvements, fixtures or leasehold improvements relating thereto) (the "Property") in connection with the obligation of the Company or any Restricted Subsidiary to remarket or sell any Property at the end of the lease term or otherwise in connection with Synthetic Lease Obligations;

                           (9) the sale or disposal of damaged, worn out or
                  other obsolete personal property in the ordinary course of business consistent with past practice so long as such property is no longer necessary for the proper conduct of the business of the Company and its Restricted Subsidiaries; and

                           (10) the surrender or waiver of litigation rights or
                  settlement, release or surrender of tort or other litigation claims of any kind or the granting of Liens (and foreclosures in respect thereof) not otherwise prohibited by Section 4.7 hereof;

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                           (1) with respect to a corporation, the board of
                  directors of the corporation;

                           (2) with respect to a partnership, the board of
                  directors of the general partner of the partnership; and

                           (3) with respect to any other Person, the board or
                  committee of such Person serving a similar function.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                           (1) in the case of a corporation, corporate stock;

                           (2) in the case of an association or business entity,
                  any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                           (3) in the case of a partnership or limited liability
                  company, partnership or membership interests (whether general or limited); and

                           (4) any other interest or participation that confers
                  on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

                           (1) securities issued or directly and fully
                  guaranteed or insured by (A) the United States of America or any agency or instrumentally thereof, or (B) any member of the European

                  Economic Area or Switzerland, or any agency or instrumentality thereof provided that such country, agency or instrumentality has a credit rating at least equal to that of the United States of America (provided that, in each case, the full faith and credit of such respective nation is pledged in support thereof), or

                           (2) time deposits and certificates of deposit and
                  commercial paper issued by a commercial bank organized under the laws of the United States or any political subdivision thereof or under the laws of Canada, Japan or Switzerland or any member of the European Economic Area, in each case, of recognized standing having capital and surplus in excess of $500 million (or the foreign currency equivalent thereof), or

                           (3) commercial paper issued by others rated at least
                  A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.

         and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition, or

                           (4) Euro or dollar time deposits with maturities of
                  twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months, and overnight bank deposits, in each case with any domestic (United States) commercial bank having capital and surplus in excess of $500 million (or the foreign currency equivalent thereof) and a Keefe Bank Watch Rating of "B" or better; provided, in the case of (1) through (4), that with respect to any non-domestic Person, Cash Equivalents shall also mean those investments that are comparable to clauses (2) and (4) above in such Person's country of organization or country where it conducts business operations.

         "Change of Control" means the occurrence of any of the following:

                           (1) the direct or indirect sale, transfer, conveyance
                  or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

                           (2) the adoption of a plan by the Board of Directors
                  of the Company relating to the liquidation or dissolution of the Company;

                           (3) the consummation of any transaction (including,
                  without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the

                  Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

                           (4) the first day on which a majority of the members
                  of the Board of Directors of the Company are not Continuing Directors.

         "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes through February 15, 2006 that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes. "Independent Investment Banker" means Goldman Sachs & Co. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an investment banking firm of national reputation selected by the Company.

         "Comparable Treasury Price" means with respect to any redemption date,
(1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (2) if the Company obtains fewer than three such Reference Security Dealer Quotations, the average of all such quotations.

         "Consolidated Cash Flow" means, without duplication, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

                           (1) an amount equal to any extraordinary loss plus
                  any net loss realized by such Person or any of its Consolidated Restricted Subsidiaries in connection with a sale of assets outside the ordinary course of business, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                           (2) provision for taxes based on income or profits of
                  such Person and its Consolidated Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                           (3) Consolidated Fixed Charges of such Person and its
                  Consolidated Restricted Subsidiaries for such period; plus

                           (4) the aggregate amount of restructuring charges,
                  write-downs and reserves taken by the Company in connection with its corporate restructuring described in the Company's Prospectus Supplement dated February 1, 2002 to the Company's Prospectus dated August 29, 2001 (the "Prospectus Supplement") under the caption "Business -- Competitive Strengths -- Reduced Cost Structure and Improved Working Capital Management," but without regard to the expected timing of such restructuring charges, write-downs and reserves, will be added back; provided that the aggregate amount added to Consolidated Cash Flow pursuant to this clause (4) shall not exceed $409 million; plus

                           (5) depreciation, amortization (including
                  amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Consolidated Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                           (6) non-cash items increasing such Consolidated Net
                  Income for such period, other than the accrual of revenue in the ordinary course of business.

         in each case, on a Consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and wholly owned, Consolidated Restricted Subsidiaries and its pro rata share of Net Income of its other Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, determined in accordance with GAAP; provided that:

                           (1) the Net Income (but not loss) of any Person that
                  is not a Consolidated Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Consolidated Restricted Subsidiary of the Person;

                           (2) the Net Income of any Consolidated Restricted
                  Subsidiary will be excluded to the extent, but only to the extent, that the declaration or payment of dividends or similar distributions by that Consolidated Restricted Subsidiary of that Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Restricted Subsidiary;

                           (3) the Net Income of any Person acquired in a
                  pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

                           (4) the cumulative effect of a change in accounting
                  principles will be excluded.

         "Consolidated Net Tangible Assets" means Total Assets after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth in the most recent balance sheet of the Company and its Consolidated Restricted Subsidiaries and computed in accordance with GAAP.

         "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) (1) the amount of any such stockholders' equity attributable to Disqualified Stock or treasury stock of such Person and its consolidated Subsidiaries, (2) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, (3) all investments in subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries, and (4) the aggregate amount of Restricted Payments that such Person could make pursuant to
Section 4.1(a) hereof.

         "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person. The term "Consolidated" has a correlative meaning to the foregoing.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                           (1) was a member of such Board of Directors on the
                  Issue Date; or

                           (2) was nominated for election or elected to such
                  Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Credit Agreements" means (1) that certain 364-day revolving credit agreement, proposed be entered into by and among the Company, Goldman Sachs Credit Partners L.P., Bank of America, N.A., JPMorgan Chase Bank, The Bank of Nova Scotia and the other lenders party thereto providing for up to $250.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and that certain three year senior revolving credit agreement, proposed to be entered into by and among the Company, Goldman Sachs Credit Partners L.P., Bank of America, N.A., JPMorgan Chase Bank, The Bank of Nova Scotia and the other lenders party thereto providing for up to $250.0 million of revolving credit borrowings, in each case that are referred to in the Prospectus Supplement whether or not in effect on the Issue Date and as set forth in Exhibit A hereto (provided that Exhibit A shall be substituted on or prior to March 31, 2002, with the final executed version of such agreements promptly following such execution; provided further that the restrictions contained in such substituted agreement shall be no less restrictive with respect to dividend and other payment restrictions described in Section

4.3(a) directly or indirectly affecting payments from Restricted Subsidiaries to the Company or to other Restricted Subsidiaries of the Company as those contained in Exhibit A hereto on the Issue Date); and (2) one or more other term loans, revolving loans, swing-line or commercial paper facilities (including any letter of credit sub-facilities or other facilities) entered into with commercial banks or other financial institutions, and any such facility or facilities entered into in replacement, extension, renewal, refinancing or refunding thereof, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.1 hereof.

         "DTC" means The Depository Trust Company.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Euro" or "E" means the currency adopted by those countries participating in the third stage of European Union.

         "European Economic Area" means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992 as amended.

         "European Union" means the member nations to the third stage of economic and monetary union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

         "Existing Indebtedness" means Indebtedness and Disqualified Stock of the Company and its Subsidiaries (other than Indebtedness under clause (1) of the definition of the Credit Agreements) and preferred stock of Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid or are no longer outstanding.

         "Existing Synthetic Lease Financings" means Synthetic Lease Obligations of the Company and its Subsidiaries in existence on the Issue Date until the Company's or its Subsidiaries' obligation to make payments thereunder have terminated or been discharged.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                           (1) the Consolidated interest expense of such Person
                  and its Consolidated Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                           (2) the Consolidated interest expense of such Person
                  and its Consolidated Restricted Subsidiaries that was capitalized during such period; plus

                           (3) any interest expense on Indebtedness of another
                  Person to the extent Guaranteed by such Person or one of its Consolidated Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Consolidated Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                           (4) the product of (1) all dividends, whether paid or
                  accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Consolidated Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Consolidated Restricted Subsidiary of the Company, multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a Consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Consolidated Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Consolidated Restricted Subsidiaries for such period. In the event that the specified Person or any of its Consolidated Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

          In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                           (1) acquisitions that have been made by the specified
                  Person or any of its Consolidated Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

                           (2) the Consolidated Cash Flow attributable to
                  discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, will be excluded; and

                           (3) the Fixed Charges attributable to discontinued
                  operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Consolidated Restricted Subsidiaries following the Calculation Date.

         "Foreign Subsidiary" means any Restricted Subsidiary of the Company which (1) is not organized under the laws of the United States, any state thereof or the District of Columbia, and (2) conducts substantially all of its business operations outside the United States of America.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Notes" means one or more fully registered global securities.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Guarantors" means any subsidiary that executes a Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any specified Person, the net obligations of such Person under:

                           (1) interest rate swap agreements, interest rate cap
                  agreements and interest rate collar agreements;

                           (2) foreign exchange contracts or currency swap
                  agreements; and

                           (3) other agreements or arrangements designed to
                  protect such Person against fluctuations in interest rates, currency values or commodity prices.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                           (1) in respect of borrowed money;

                           (2) evidenced by bonds, notes, debentures or similar
                  instruments or letters of credit (or reimbursement agreements in respect thereof);

                           (3) in respect of banker's acceptances;

                           (4) representing Capital Lease Obligations;

                           (5) representing the balance deferred and unpaid of
                  the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                           (6) representing the net liability under any Hedging
                  Obligations,

if and only to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In no event shall the term "Indebtedness" include any lease properly classified as an operating lease in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person; provided that if such Indebtedness is not assumed by the specified

Person, the amount of the Indebtedness shall be limited to the lesser of the fair market value of the assets (determined by the Company in good faith) subject to such Lien and the total amount of such Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

                           (1) the accreted value of the Indebtedness, in the
                  case of any Indebtedness issued with original issue discount; and

                           (2) the principal amount of the Indebtedness,
                  together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

         "Interest Payment Date" means each of February 15 and August 15 of each year.

         "Interest Rate" means the rate of 9.625% per annum.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.1(c).

         "Lien" with respect to a Person means, with respect to any asset of such Person, any mortgage, lien, pledge, fixed or floating charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option in favor of a third-party or other agreement to sell or give a security interest in any jurisdiction.

         "Make-Whole Premium" means, with respect to a Senior Note, the sum of the present values of the remaining scheduled payments of interest, principal and premium thereon (not including any portion of such payments of interest accrued as of the date of redemption) as if the Senior Notes were redeemed on February 15, 2006 pursuant to Section 3.1(b) hereof on such date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points

         "Moody's" means Moody's Investors Service, Inc.

         "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of its Equity Interests (excluding Disqualified Stock) and by the Company and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of its Equity Interests (excluding Disqualified Stock) upon any exercise, exchange or conversion of securities (including, without limitation, options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including, without limitation, options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Equity Interests, and, in the case of an Asset Sale only, less (1) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes; (2) the amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Agreement, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; and (3) the amount of any liability required to be accrued on the Company's Consolidated financial statements in accordance with GAAP solely by virtue of such sale.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                           (1) any gain (but not loss), together with any
                  related provision for taxes on such gain (but not loss), realized in connection with: (A) any sale of assets outside the ordinary course of business; or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                           (2) any extraordinary gain (but not loss), together
                  with any related provision for taxes on such extraordinary gain (but not loss).

         "Non-Recourse Debt" means Indebtedness:

                           (1) as to which neither the Company nor any of its
                  Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, unless, in the case of (a), (b) or (c), such action is undertaken in compliance with Section 4.1 hereof;

                           (2) no default with respect to which (including any
                  rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Senior Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such Indebtedness to be accelerated or payable prior to its stated maturity; and

                           (3) as to which the lenders have been notified in
                  writing or have otherwise agreed that they will not have any recourse to the assets of the Company or any stock or assets of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Permitted Business" means any business conducted by the Company or its Restricted Subsidiaries on the Issue Date, and any business reasonably related thereto or reasonable extensions thereof.

         "Permitted Investments" means:

                           (1) any Investment in the Company or in a Restricted
                  Subsidiary of the Company;

                           (2) any Investment in Cash Equivalents or the Senior
                  Notes;

                           (3) any Investment by the Company or any Subsidiary
                  of the Company in a Person, if as a result of such Investment:

                                    (A) such Person becomes a Restricted
                           Subsidiary of the Company; or

                                    (B) such Person is merged, consolidated or
                           amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                           (4) any Investment made as a result of the receipt of
                  non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13 hereof;

                           (5) any acquisition of any property, assets,
                  securities or rights, solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                           (6) any Investments received in compromise of
                  obligations of trade creditors or customers that were incurred in the ordinary course of business, including, without limitation, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or consideration received in settlement of litigation claims in tort, bankruptcy, liquidation, receivership, insolvency or otherwise;

                           (7) Investments in (A) prepaid expenses and
                  negotiable instruments held for collection in the ordinary course of business, (B) accounts receivable arising in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Company or any Restricted Subsidiary has determined that collection is not likely) and (C) lease, utility and worker's compensation, performance and other similar deposits arising in the ordinary course of business;

                           (8) Hedging Obligations; and

                           (9) other Investments after the Issue Date in any
                  Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding not in excess of 10% of Total Assets measured on the date each such Investment is made.

         "Permitted Liens" means:

                           (1) Liens securing Indebtedness and other Obligations
                  under the Credit Agreements the Indebtedness under which was permitted by the terms of the Indenture to be incurred;

                           (2) Liens in favor of the Company or any of its
                  Restricted Subsidiaries;

                           (3) Liens on property of a Person existing at the
                  time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets of the Company or its Restricted Subsidiaries other than the acquired Person;

                           (4) Liens on property existing at the time of
                  acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

                           (5) Liens to secure the performance of statutory
                  obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                           (6) Liens existing on the Issue Date;

                           (7) Liens for taxes, assessments or governmental
                  charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                           (8) Liens incurred in the ordinary course of business
                  of the Company or any Subsidiary of the Company with respect to Obligations that do not exceed $5.0 million at any one time outstanding;

                           (9) Liens to secure Indebtedness (including Capital
                  Lease Obligations) permitted by Section 4.2(b)(11) covering only the property acquired with such Indebtedness together with any attachments, appurtenances, replacements, fixtures, leasehold improvements or proceeds related thereto;

                           (10) Liens securing Permitted Refinancing
                  Indebtedness incurred to refinance Indebtedness that was previously so secured in a manner no more adverse to the holders of Senior Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that was not security for the Indebtedness so refinanced;

                           (11) Liens upon specific items of inventory or other
                  goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

                           (12) Liens on assets leased to the Company or a
                  Restricted Subsidiary of the Company if such lease is properly classified as an operating lease in accordance with GAAP.

                           (13) Liens securing reimbursement obligations with
                  respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                           (14) Liens on the Equity Interests of Unrestricted
                  Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indentures;

                           (15) substitutions of collateral securing certain
                  interest payments and principal of the Company's 7.25% Adjustable Conversion-Rate Equity Securities (the "ACES") as set forth in the Prospectus Supplement under the heading "Description of Other Indebtedness -- 7.25% Adjustable Conversion-Rate Equity Security Units" made in accordance with the terms of the Pledge Agreement dated as of December 27, 2001, as amended on January 8, 2002, by and between the Company and State Street Bank and Trust Company of California, N.A., as in effect on the date hereof; and

                           (16) Liens on cash securing obligations of the
                  Company or its Restricted Subsidiaries in an amount not to exceed $394 million but only to the extent that: (A) such obligations are under Synthetic Lease Obligations, (B) such Synthetic Lease Obligations were secured on the Issue Date,
                  (C) the granting of such Lien(s) is in connection with obtaining a waiver, consent or amendment, and (D) immediately prior to such Lien being granted, such Synthetic Lease Obligations are Indebtedness under the terms of this Indenture by virtue of a change in GAAP.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                           (1) the principal amount (or accreted value, if
                  applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                           (2) such Permitted Refinancing Indebtedness has a
                  final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                           (3) if the Indebtedness being extended, refinanced,
                  renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes or are Liquid Yield Option Notes issued and outstanding prior to Issue Date, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                           (4) such Indebtedness is incurred either by the
                  Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Qualified Equity Offering" means (1) any public offering of common stock (other than Disqualified Stock) of the Company, or (2) an unregistered offering of common stock (other than Disqualified Stock) of the Company with Net Cash Proceeds to the Company in excess of $50 million.

         "Qualified Foreign Indebtedness" means indebtedness incurred by a Foreign Subsidiary of the Company which (1) is incurred primarily to finance the acquisition, design or construction of the property, plant or equipment of such Foreign Subsidiary or any of its Restricted Subsidiaries, and (2) is incurred pursuant to Section 4.2(b)(1) hereof.

         "Reference Treasury Dealer" means (1) Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company is required to substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect of each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the each Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         "Regular Record Date" for the interest payable on any Interest Payment Date on the Senior Notes means the date specified for that purpose as contemplated by Section 2.5(c).

         "Replacement Asset" means (1) any property or assets (excluding Equity Interests, Indebtedness and any other securities) that will be used in a Permitted Business of the Company or any Restricted Subsidiary, (2) any Equity Interests of a Person that becomes a Restricted Subsidiary of the Company, and (3) any Permitted Investment (other than the Permitted Investment described in clause (4) of the definition thereof) which is permitted at the time such Permitted Investment is made pursuant to Section 4.1 hereof.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Group.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

                           (1) any corporation, association or other business
                  entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                           (2) any partnership (A) the sole general partner or
                  the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Synthetic Lease Obligations" means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, for U.S. Federal income tax purposes, is characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Total Assets" means, with respect to any date of determination, the Company's total assets shown on the Company's Consolidated balance sheet in accordance with GAAP on the last day of the fiscal quarter prior to the date of determination.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, assuming a price for the comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary at the time of such designation:

                           (1) has no Indebtedness other than Non-Recourse Debt;

                           (2) is not party to any agreement, contract,
                  arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                           (3) is a Person with respect to which neither the
                  Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                           (4) has not guaranteed or otherwise directly or
                  indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.1 hereof. Upon any Unrestricted Subsidiary being designated as a Restricted Subsidiary it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.2 hereof, the Company would be in default under the Indenture. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted by Section 4.2 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.



                                   ARTICLE II

                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

SECTION 2.1 Designation, Principal Amount and Authorized Denomination.

         There is hereby authorized a series of Securities designated the 9.625% Senior Notes due 2009, initially limited in aggregate principal amount to $500,000,000, which amount to be issued shall be as set forth in any Company Order for the authentication and delivery of Senior Notes pursuant to the Senior Indenture, and which amount may be increased up to an additional aggregate principal amount of $500,000,000 from time to time subject to the terms of the Indenture. Any offering of such additional Senior Notes is subject to Section
4.2. Any Senior Notes issued under the Indenture will be treated as a single class for all purposes under the Indenture including, without limitation, waivers, amendments, redemptions and offers to purchase. The Senior Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

SECTION 2.2 Maturity.

         The Stated Maturity of the Senior Notes will be February 15, 2009.

SECTION 2.3 Form and Payment.

         (a) The Senior Notes, on original issuance, shall be issued in the form of (i) one or more definitive, fully registered Senior Notes registered initially in the name of State Street Bank and Trust Company of California, N.A., as Paying Agent and Security Registrar and (ii) Global Notes registered in the name of DTC, as Depositary, or its nominee, and deposited with the Security Registrar, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Senior Notes represented thereby (or such other accounts as they may direct).

         (b) The principal of and the interest on the Senior Notes shall be payable at the office or agency of the Company maintained for that purpose in accordance with Section 10.2 of the Senior Indenture; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

SECTION 2.4 Global Notes.

         (a) DTC shall serve as the initial Depository for the Global Notes.

         (b) Unless and until it is exchanged for definitive Senior Notes in registered form in accordance with Section 3.5 of the Senior Indenture, a Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

SECTION 2.5 Interest.

         (a) Each Senior Note will bear interest from its Issue Date (as defined below) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, at the Interest Rate and will be payable semi-annually in arrears on each Interest Payment Date, commencing August 15, 2002, until the principal thereof is paid or made available for payment; provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (c) The Regular Record Date for interest payable on the Senior Notes on each February 15 shall be the close of business on the immediately preceding February 1 and for interest payable on the Senior Notes on August 15 shall be the close of business on the immediately preceding August 1. The Senior Notes do not have the benefit of any sinking fund obligation.

                                  ARTICLE III

                                   REDEMPTION

SECTION 3.1 Optional Redemption.

         (a) At any time prior to February 15, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes issued under the Indenture at a redemption price of 109.625% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, with cash in an amount not in excess of the Net Cash Proceeds of one or more Qualified Equity Offerings; provided that:

                           (1) at least 65% of the aggregate principal amount of
                  Senior Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by the Company and its Subsidiaries); and

                           (2) the redemption occurs within 90 days of the date
                  of the closing of such Qualified Equity Offering.

         (b) On or after February 15, 2006, the Company may redeem all or a part of the Senior Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Senior Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

                    Year                          Percentage
                    ----                          ----------
                    2006                          104.813%
                    2007                          102.406%
                    2008 and thereafter           100.000%

         (c) In addition, at any time prior to February 15, 2006, the Company may, at its option, redeem the Senior Notes, in whole or in part, from time to time, upon not less than 30 nor more than 60 days' notice at a redemption price equal to the greater of (1) 104.813% of the principal amount of the Senior Notes so redeemed, plus accrued and unpaid interest, and (2) the Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid interest to, but not including, the date of redemption.

SECTION 3.2 Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.13 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). Promptly after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Notes required to be purchased pursuant to Section 4.13 hereof (the "Offer

Amount") or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to the Asset Sale Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holder. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
3.2 and Section 4.13 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company Defaults in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Senior Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Senior Note purchased and may not elect to have only a portion of such Senior Note purchased;

         (f) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer the Note by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

         (h) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before 10:00 a.m. New York City time on the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount or portions, thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.2. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1 Restricted Payments.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly and without duplication:

                           (1) declare or pay any dividend or make any other
                  payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of the Company or
                  (B) to the Company or a Restricted Subsidiary of the Company);

                           (2) purchase, redeem or otherwise acquire or retire
                  for value any Equity Interests of the Company;

                           (3) make any payment on or with respect to, or
                  purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated in right of payment to the Senior Notes, except a payment of interest or principal at the Stated Maturity thereof; or

                           (4) make any Restricted Investment (all such payments
                  and other actions set forth in these clauses (1) through

                  (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of, and after giving effect to, such Restricted Payment:

                           (1) no Default or Event of Default has occurred and
                  is continuing or would occur as a consequence of such Restricted Payment; and

                           (2) the Company would, at the time of such Restricted
                  Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.2(a) hereof; and

                           (3) such Restricted Payment, together with the
                  aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (1), (2) and (3) of the third paragraph of this covenant), is less than the sum, without duplication, of:

                                    (A) 50% of the Consolidated Net Income of
                           the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                                    (B) 100% of the aggregate Net Cash Proceeds
                           received by the Company (i) since the Issue Date as a contribution to its equity capital (other than from the sale or issuance of Disqualified Stock), (ii) from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) since the Issue Date, (iii) from the issue or sale since the Issue Date of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company, or (iv) from the issue or sale prior to, on or since the Issue Date of unsubordinated debt securities that have been converted into or exchanged for such Equity Interests (in the case of each of (i) through (iv) above, other than Equity Interests (or

                           Disqualified Stock or debt securities) sold to a Subsidiary of the Company); provided that for purposes of (iv) above Net Cash Proceeds shall mean, with respect to unsubordinated debt securities issued or sold prior to the Issue Date that have been converted into Equity Interests (excluding Disqualified Stock) or exchanged for Equity Interests (excluding Disqualified Stock) on or after the Issue Date, the principal amount (plus accrued interest) or accreted value, as applicable, of such unsubordinated Indebtedness that has been converted or exchanged, plus

                                    (C) to the extent that any Restricted
                           Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the aggregate amount of such Restricted Investment, plus

                                    (D) to the extent that any Unrestricted
                           Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary plus the aggregate amount of any Restricted Investments made following the date of such original designation (measured as of the time each such Restricted Investment was made).

         The preceding provisions will not prohibit the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture.

         (b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

                           (1) the redemption, repurchase, retirement,
                  defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company in exchange or upon conversion for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from the second clause (3) of
                  Section 4.1(a);

                           (2) the defeasance, redemption, repurchase or other
                  acquisition of subordinated Indebtedness of the Company in exchange for or with the net proceeds in cash from an incurrence of Permitted Refinancing Indebtedness; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from the second clause (3) of Section 4.1(a);

                           (3) the payment of any dividend by a Restricted
                  Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                           (4) the repurchase, redemption or other acquisition
                  or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any officer, director, consultant or employee of the Company (or of any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any twelve-month period;

                           (5) loans to employees, officers and directors of the
                  Company and its Restricted Subsidiaries not to exceed $10 million in the aggregate at any one time outstanding;

                           (6) the repurchase of Equity Securities of the
                  Company that may be deemed to occur upon the cash-less exercise thereof;

                           (7) the making of any payment on or with respect to,
                  or repurchase, redemption, defeasance or acquisition or retirement for value, of any subordinated Indebtedness convertible into Equity Interests (other than Disqualified Stock) of the Company in connection with (i) an optional redemption of such convertible subordinated Indebtedness pursuant to the terms thereof, provided that, the current market price per share of the Company's common stock (calculated based upon the average closing price as reported on the New York Stock Exchange (or other national securities exchange on which such common stock is listed) for the 30-trading day period immediately preceding the date any notice of redemption is sent or published) into which such Indebtedness is convertible equals or exceeds 150% of the conversion price in effect for such Indebtedness on the date of such notice, and (ii) the payment by the Company of cash in lieu of any fractional shares deliverable upon conversion of any

                  Indebtedness in compliance with the terms of the instruments governing such Indebtedness; provided that any amounts paid (other than Equity Interests (excluding Disqualified Stock)) pursuant to this clause (7) will be deducted in determining the amount of Restricted Payments permitted under the second clause (3) of Section 4.1(a); and

                           (8) other Restricted Payments in an aggregate amount
                  not to exceed $50 million.

         (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.1 will be determined by an officer of the Company and set forth in an officers' certificate delivered to the Trustee. If such fair market value exceeds $50 million, such determination shall be based upon a resolution of the Board of Directors, which resolution with respect thereto will also be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee such officers' certificate, which shall also state that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.1 were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

SECTION 4.2 Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company's Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) The provisions of Section 4.2(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                           (1) the incurrence by the Company and its Restricted
                  Subsidiaries of Indebtedness and letters of credit under the Credit Agreements in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) (plus any Permitted Refinancing Indebtedness incurred to extend, retire, renew, defease, refinance, replace or refund such Indebtedness) not to exceed the greater of (A) $500.0 million; and (B) the sum of (i) 85% of the value of the Company's and its Restricted Subsidiaries' accounts receivable (before giving effect to any related reserves) shown on the Company's most recent Consolidated balance sheet prepared in accordance with GAAP that are not more than 90 days past due, plus (ii) 60% of the inventory shown on the Company's most recent Consolidated balance sheet in accordance with GAAP; in each case minus the amount of any such Indebtedness (X) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness as required pursuant to Section 4.13 hereof or (Y) assumed by a transferee in an Asset Sale; provided that, solely for purposes of calculating the amount of Indebtedness which may be incurred pursuant to this Section 4.2(b)(1), any Indebtedness incurred pursuant to Section 4.2(b)(11) will be deemed to have been incurred under Section 4.2(b)(1)(B);

                           (2) the incurrence by the Company and its Restricted
                  Subsidiaries of the Existing Indebtedness;

                           (3) the incurrence by the Company of Indebtedness
                  represented by the Senior Notes to be issued on the Issue
                  Date;

                           (4) the incurrence by the Company or any of its
                  Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refund, renew, refinance, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under Section 4.2(a) or clauses (2), (3) or clause (4) of Section 4.2(b);

                           (5) the incurrence or issuance by the Company or any
                  of its Restricted Subsidiaries of intercompany Indebtedness, Disqualified Stock or preferred stock between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                                    (A) if the Company is the obligor on such
                           Indebtedness, such Indebtedness must be contractually subordinated in right of payment to the prior payment of all Obligations with respect to the Senior Notes; and

                                    (B) (i) any subsequent issuance or transfer
                           of Equity Interests or other transaction that results in any such Indebtedness, Disqualified Stock or preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company and
                           (ii) any sale or other transfer of any such Indebtedness, Disqualified Stock or preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness, Disqualified Stock or preferred stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.2(b)(5);

                           (6) the incurrence by the Company or any of its
                  Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating and/or fixed rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or for the purpose of fixing or hedging currency exchange risk and not with the purpose of speculation;

                           (7) the guarantee by the Company of Indebtedness of
                  the Company or a Restricted Subsidiary of the Company or the guarantee (given reasonably contemporaneously with the incurrence of Indebtedness being guaranteed) by a Restricted Subsidiary of the Company of Indebtedness of any other Restricted Subsidiary of the Company, in each case that was permitted to be incurred by another provision of this Section
                  4.2 and by Section 4.6;

                           (8) the accrual of interest, the accretion or
                  amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accumulation of dividends on Disqualified Stock or preferred stock of Restricted Subsidiaries (to the extent not paid) and the payment of dividends on Disqualified Stock or preferred stock of Restricted Subsidiaries in the form of additional shares of the same class of Disqualified Stock or preferred stock of Restricted Subsidiaries will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

                           (9) the incurrence by the Company or any of its
                  Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding incurred pursuant to this Section 4.2(b)(9), not to exceed $75 million;

                           (10) Indebtedness incurred solely in respect of
                  bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in amounts and for the purposes customary in the Company's industry; and

                           (11) the incurrence by the Company or any of its
                  Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage or equipment financings or other Indebtedness or Disqualified Stock, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of engineering, installation, acquisition, lease, construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, liquidation amount, or accreted value, as applicable, not to exceed 10% of Consolidated Net Tangible Assets at any time outstanding; provided that solely for purposes of calculating the amount of Indebtedness which may be incurred pursuant to this Section 4.2(b)(11), any Indebtedness incurred pursuant to Section 4.2(b)(1)(B) will be deemed to have been incurred under this
                  Section 4.2(b)(11).

         The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Senior Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

         (c) For purposes of determining compliance with this Section 4.2, in the event that an item of proposed Indebtedness or Disqualified Stock or preferred stock of a Restricted Subsidiary, or portion thereof meets the criteria of more than one of the categories of Permitted Debt described in
Section 4.2(b)(1) through (11) above, or is entitled to be incurred pursuant to
Section 4.2(a), the Company will be permitted to classify such item of Indebtedness or Disqualified Stock or preferred stock of a Restricted Subsidiary, or portion thereof on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock or preferred stock of a Restricted Subsidiary, or portion thereof, in any manner that complies with this Section 4.2, except that Indebtedness under the Credit Agreements (as described in clause (1) of the definition thereof) will be deemed to have been incurred in reliance on the exception provided by Section 4.2(b)(1).

         (d) For purposes of determining any particular amount of Indebtedness under this Section 4.2, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included to the extent that including such amount shall cause duplication.

         (e) For purposes of determining compliance with this Section 4.2, the U.S. dollar-equivalent principal amount of Indebtedness denominated in any currency other than U.S. dollars shall be calculated based on the relevant currency exchange rate in effect as of the date such Indebtedness is incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that the amount of any Permitted Refinancing Indebtedness denominated in the same currency as the Indebtedness being refinanced thereby, shall be calculated based on the relevant exchange rate in effect as of the date of the incurrence of the Indebtedness being so refinanced.

SECTION 4.3 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                           (1) pay dividends or make any other distributions on
                  its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                           (2) make loans or advances to the Company or any of
                  its Restricted Subsidiaries; or

                           (3) transfer any of its properties or assets to the
                  Company or any of its Restricted Subsidiaries.

         (b) The restrictions of Section 4.3(a) shall not apply to encumbrances or restrictions existing under or by reason of:

                           (1) agreements and instruments governing Existing
                  Indebtedness, Existing Synthetic Lease Financings, the Credit Agreements and other agreements as in effect (or if not in effect, as attached hereto as Exhibit A) on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings and Credit Agreements are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions directly or indirectly affecting payments from Restricted Subsidiaries to the Company or to other Restricted Subsidiaries of the Company than those contained in those agreements on the Issue Date;

                           (2) the Indenture and the Senior Notes;

                           (3) applicable law;

                           (4) any agreement or instrument of a Person acquired
                  by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to the Company or any of its Restricted Subsidiaries or the properties or assets of the Company or any of its Restricted Subsidiaries, other than, in each case, the Person, or the property or assets of the Person, so acquired, provided that, in the case of any agreement or instrument with respect to Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

                           (5) customary non-assignment provisions in leases and
                  licenses entered into in the ordinary course of business and consistent with past practices;

                           (6) purchase money obligations for property acquired
                  in the ordinary course of business and provisions contained in operating leases that impose restrictions on the property acquired or leased of the nature described in Section 4.3(a)(3);

                           (7) any agreement for the sale or other disposition
                  of a Restricted Subsidiary that contains any of the encumbrances or restrictions described in Section 4.3(a) as they relate to that Restricted Subsidiary pending its sale or other disposition;

                           (8) any agreement or instrument governing Permitted
                  Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                           (9) Liens securing Indebtedness otherwise permitted
                  to be incurred under the provisions of Section 4.7 that limit the right of the debtor to dispose of the assets subject to such Liens;

                           (10) provisions with respect to the disposition or
                  distribution of assets or property in joint venture agreements, partnership agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, in each case to the extent that the counterparty to such agreement is not an Affiliate of the Company;

                           (11) restrictions on cash or other deposits or net
                  worth imposed by customers under contracts entered into in the ordinary course of business; and

                           (12) restrictions contained in Qualified Foreign
                  Indebtedness.

SECTION 4.4 Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value (as determined by the Board of Directors) of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated (and any Investments made in such Unrestricted Subsidiary after the date of designation) will be deemed to be Investments made as of the time of the designation (or the date of such Investment, as the case may be) and will reduce the amount available for Restricted Payments under
Section 4.1(a) or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

SECTION 4.5 Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                           (1) the Affiliate Transaction is on terms that are no
                  less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                           (2) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, the Company delivers to the Trustee either a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, or an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.5(a) hereof:

                           (1) any employment agreement entered into by the
                  Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                           (2) Affiliate Transactions between or among the
                  Company and/or its Subsidiaries;

                           (3) Restricted Payments and Permitted Investments
                  that are permitted by Section 4.1 hereof;

                           (4) the entering into, maintaining or performance of
                  any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement (in each case entered into in the ordinary course of business consistent with past practice) for or with any employee, officer or director, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans;

                           (5) the payment of compensation, performance of
                  indemnification or contribution obligations, or an issuance, grant or award of stock, options or other equity related interests to employees, officers or directors in the ordinary course of business; and

                           (6) the payment of reasonable and customary fees and
                  the provision of indemnities to directors in connection with their services.

SECTION 4.6 Limitations on Issuances of Guarantees of Indebtedness.

         (a) The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Company (other than Indebtedness under the Credit Agreements) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Senior Notes by such Restricted Subsidiary, which Guarantee will be senior to or pari passu in right of payment or priority of Lien, as applicable, with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness.

         (b) Notwithstanding Section 4.6(a), any such Guarantee of the Senior Notes shall provide by its terms that it will be automatically and unconditionally released and discharged:

                           (1) in connection with any sale or other disposition
                  of all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the

                  Company, if the sale or other disposition complies with the "Asset Sale" provisions of the Indenture; or

                           (2) in connection with any sale of all or
                  substantially all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale complies with Section 4.13 hereof and such Guarantor ceases to be a Subsidiary of the Company;

provided, however, that any such release and discharge shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of the Company's or its Restricted Subsidiaries' Indebtedness shall also terminate upon such release, sale or transfer and none of such Guarantor's Equity Interests are pledged for the benefit of any holder of any such Indebtedness of the Company or its Restricted Subsidiaries.

SECTION 4.7 Liens.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Senior Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer so secured.

SECTION 4.8 Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

         (a) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test set forth in Section 4.2(a) hereof or under clause (11) of the definition of Permitted Debt;

         (b) only with respect to any sale leaseback transaction in which the assets subject to such sale leaseback have a fair market value (as determined by the Company in good faith) in excess of $10 million, the gross cash proceeds of that sale and leaseback transaction, when the terms of the lease are taken into account, are at least equal to the fair market value, as determined in good faith by the Board of Directors, of the property that is the subject of that sale and leaseback transaction; and

         (c) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.13 hereof;

provided that Sections 4.8(a) and 4.8(c) will have no effect following the occurrence of the Fall-Away Event.

SECTION 4.9

Merger, Consolidation or Sale of Assets.

         The Company shall not:

         (a) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or

         (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

                           (1) either: (A) the Company is the surviving
                  corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                           (2) the Person formed by or surviving any such
                  consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Senior Notes and the Indenture;

                           (3) immediately after such transaction, no Default or
                  Event of Default exists;

                           (4) the Company or the Person formed by or surviving
                  any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
                  Section 4.2(a); and

                           (5) immediately after giving effect to such
                  transaction on a pro forma basis, the Consolidated Net Worth of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction, provided that Sections 4.9(b)(4) and 4.9(b)(5) will have no effect following the occurrence of the Fall-Away Event.

         (c) Upon any consolidation or merger or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Company's assets in accordance with the foregoing, the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company shall be released from the obligations under the Senior Notes and the Indenture, except with respect to any obligations that arise from, or are related to, such transaction.

         (d) This Section 4.9 shall not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries so long as such transaction is not for the purpose of evading this provision and/or is not in connection with any other transaction.

SECTION 4.10 Payments for Consent.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Senior Notes, unless such consideration is offered to be paid and is paid to all Holders of the Senior Notes who consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.11 Reports.

         Whether or not required by the Commission, so long as any Senior Notes are outstanding, the Company shall furnish to the Holders of Senior Notes, within the time periods specified in the Commission's rules and regulations:

         (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

         (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

         In addition, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses
(a) and (b) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request; provided that any information accepted for filing by the Commission shall be deemed to have been provided to the Holders, security analysts and prospective investors for purposes hereof.

SECTION 4.12 Change of Control.

         (a) If a Change of Control occurs, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Senior Notes pursuant to an offer on the terms set forth in this Indenture (the "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Senior Notes repurchased, plus accrued and unpaid interest on the Senior Notes repurchased, to, but not including, the date of purchase (the "Change of Control Payment"). Within twenty business days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the " Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                           (1) accept for payment all Senior Notes or portions
                  of Senior Notes (equal to $1,000 principal amount or an integral multiple thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

                           (2) deposit with the Paying Agent an amount equal to
                  the Change of Control Payment in respect of all such Senior Notes or portions of Senior Notes properly tendered; and

                           (3) deliver or cause to be delivered to the Trustee
                  the Senior Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions of Senior Notes being purchased by the Company.

         (c) The Paying Agent shall promptly mail to each Holder of accepted Senior Notes the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each Senior Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

         (d) The Company shall publicly announce the results of the Change of Control Offer on, or as soon as practicable after, the Change of Control Payment Date.

         (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes properly tendered and not withdrawn under the Change of Control Offer.

SECTION 4.13 Asset Sales.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

                           (1) the Company (or the Restricted Subsidiary, as the
                  case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                           (2) if such Asset Sale, or any group of related Asset
                  Sales, is for assets with a fair market value in excess of $50 million, the fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                           (3) at least 75% of the consideration received in the
                  Asset Sale by the Company or such Restricted Subsidiary consists of cash, Cash Equivalents or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:

                                    (A) any liabilities (other than contingent
                           liabilities and liabilities that are by their terms subordinated to the Senior Notes), as shown on the Company's most recent Consolidated balance sheet, of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to an agreement that expressly releases the Company or such Restricted Subsidiary from further liability;

                                    (B) property that within 60 days of such
                           Asset Sale is converted, sold or exchanged by the Company or such Restricted Subsidiary into cash, Cash Equivalents or Replacement Assets; provided that any such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received; and

                                    (C) Indebtedness of any Restricted
                           Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if the Company and all of its Restricted Subsidiaries immediately are released from all Guaranties, if applicable, of payments or other Obligations with respect to such Indebtedness and such Indebtedness is no longer the liability of the Company or any of its Restricted Subsidiaries.

         (b) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company or such Restricted Subsidiary shall apply those Net Cash
Proceeds:

                           (1) permanently to repay Indebtedness and other
                  Obligations under the Credit Agreements, any secured, unsubordinated Indebtedness of the Company or any Indebtedness of any Restricted Subsidiary of the Company and if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                           (2) to acquire all or substantially all of the assets
                  of another Permitted Business; or

                           (3) to acquire other assets that are immediately used
                  or useful in a Permitted Business or to make Permitted Investments (other than pursuant to clauses (1) or (2) of the definition thereof other than repurchases of Senior Notes).

         (c) Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

         (d) Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in Section 4.13(b) shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an Asset Sale Offer to all Holders of Senior Notes and, at the option of the Company, to all holders of other Indebtedness that ranks pari passu in right of payment with the Senior Notes containing provisions requiring the Company or its Restricted Subsidiaries to offer to purchase or to redeem such Indebtedness with the proceeds of sales of assets, to purchase the maximum principal amount of Senior Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount, plus accrued and unpaid interest to, but not including, the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or its Restricted Subsidiaries, as applicable, may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Senior Notes and such other pari passu Indebtedness to be purchased on a pro rata basis or such other basis allowed by this Indenture and such other Indebtedness. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Senior Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

SECTION 4.14 Fall-Away Event.

         (a) If on any date following the Issue Date:

                           (1) the Senior Notes are rated Baa3 or above by
                  Moody's and BBB- or above by S&P (or, if either such entity ceases to rate the Senior Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and

                           (2) no Default or Event of Default shall have
                  occurred and be continuing;

(the occurrence of the foregoing events being collectively referred to as the "Fall-Away Event"), then, upon the request of the Company to the Trustee, beginning on the day of such request and continuing at all times thereafter regardless of any subsequent changes in the rating of the Senior Notes, Sections 3.2, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.12 and 4.13 shall no longer be applicable to the Senior Notes and Sections 4.8(a) and (c) and 4.9(b)(4) and (b)(5) shall also not be applicable to the Senior Notes.

         (b) Notwithstanding Section 4.14(a), so long as the Senior Notes are outstanding, including following the occurrence of the Fall-Away Event, the Company and its Restricted Subsidiaries shall be subject to Sections 4.7, 4.8 (other than clauses (a) and (c) thereof), 4.9 (other than clauses (b)(4) and (b)(5) thereof) and 4.10.

                                   ARTICLE V

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 5.1 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 5.2 or 5.3 hereof applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article V.

SECTION 5.2 Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 5.1 hereof of the option applicable to this Section 5.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 5.4 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 5.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

         (a) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Senior Notes when such payments are due from the trust referred to in Section
5.4 hereof;

         (b) the Company's obligations with respect to such Senior Notes under
Article 3 of the Senior Indenture and Section 10.2 of the Senior Indenture.

         (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith; and

         (d) this Article V.

         Subject to compliance with this Article V, the Company may exercise its option under this Section 5.2 notwithstanding the prior exercise of its option under Section 5.3 hereof.

SECTION 5.3 Covenant Defeasance.

         Upon the Company's exercise under Section 5.1 hereof of the option applicable to this Section 5.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 5.4 hereof, be released from its obligations under the covenants contained in Sections 10.6, 10.7, 10.8 and 10.9 of the Senior Indenture and Article IV hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth in Section 5.4 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Article VI hereof, but, except as specified above, the remainder of the Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
5.1 hereof of the option applicable to this Section 5.3, subject to the satisfaction of the conditions set forth in Section 5.4 hereof, Sections 6.1(c) through 6.1 (g) hereof shall not constitute Events of Default.

SECTION 5.4 Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 5.2 or 5.3 hereof to the outstanding Senior Notes:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, non - callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Senior Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that (1) the Company has received from or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Senior Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of such deposit to the 91st calendar day thereafter;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in breach or violation of, or constitute a default under any material agreement or instrument (other than as permitted in Section 5.4(d)) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

         (f) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (g) the Company must deliver to the Trustee (i) an Officers' Certificate stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance provided for in Sections 5.4(a) - (f) hereof, as applicable, have been complied with, and (ii) an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent provided for in clauses (b) or
(c), as applicable, and, to the knowledge of such counsel, (e) of this paragraph, have been complied with.

SECTION 5.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 5.6 hereof, all money and non - callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 5.5, the "Trustee") pursuant to Section 5.4 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the cash or non - callable Government Securities deposited pursuant to Section 5.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

         Anything in this Article V to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non - callable Government Securities held by it as provided in Section 5.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 5.4(a) hereof), are in excess of the amount hereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 5.6 Repayment to the Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, interest or premium, if any, on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times (national edition) and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 5.7 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 5.2 or
5.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under the Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 5.2 or 5.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 5.2 or 5.3 hereof, as the case may be; provided, however, that, if the Company makes any payment or principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default.

         Each of the following is an Event of Default:

         (a) default for 30 days in the payment when due of interest on the Senior Notes;

         (b) the Company's failure to pay all or any part of the principal of, or premium, if any, on the Senior Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payments described under Sections 4.12 or 4.13 or the failure of the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.9;

         (c) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice by the Trustee or the Holders of at least 25% of the Senior Notes then outstanding to comply with any of the other agreements in the Indenture;

         (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default;

                           (1) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (2) results in the acceleration of such Indebtedness
                  prior to its express maturity;

provided that, in the case of an acceleration or Payment Default resulting from such acceleration solely with respect to the $394 million of certain of the Company's operating leases as described in the Prospectus Supplement under the heading "Risk Factors - Risks Relating to the Notes - We will be required to obtain waivers, consents or amendments from holders of certain of our financial instruments or will be required to prepay those obligations," such acceleration or Payment Default resulting from such acceleration is not cured on or prior to the fifth business day following acceleration and; provided further in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more (or, following a Fall Away Event, such amount aggregates to $100.0 million or more);

         (e) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million (or, following a Fall Away Event, judgments aggregating in excess of $100.0 million), which judgments are not paid, discharged or stayed for a period of 60 days;

         (f) the Company or any of its Restricted Subsidiaries:

                           (1) commences a voluntary case under Title 11, U.S.
                  Code or any similar federal or state law for the relief of debtors (collectively, "Bankruptcy Laws"),

                           (2) consents to the entry of an order for relief
                  against it in an involuntary case under any applicable Bankruptcy Law,

                           (3) consents to the appointment of a custodian of it
                  or for all or substantially all of its property,

                           (4) makes a general assignment for the benefit of its
                  creditors, or

                           (5) generally is not paying its debts as they become
                  due; or

         (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (1) is for relief against the Company or any of its
                  Restricted Subsidiaries;

                           (2) appoints a custodian of the Company or any of its
                  Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

                           (3) orders the liquidation of the Company or any or
                  its Restricted Subsidiaries;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.2 Acceleration.

         If any Event of Default occurs (other than an Event of Default specified in clause (f) or (g) of Section 6.1 hereof) and is continuing, then the Trustee, upon request of the Holders of at least 25% in principal amount of the Senior Notes then outstanding, or the Holders of at least 25% in principal amount of the Senior Notes then outstanding may declare the principal of, premium and accrued interest, if any, on all the Senior Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 6.1 hereof occurs with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by written notice to the Trustee may on behalf of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs on or after February 15, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that they Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to Section 3.1(b) hereof, then, upon acceleration of the Senior Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in the Indenture or in the Senior Notes to the contrary notwithstanding. If an Event of Default occurs prior to February 15, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding any prohibition on redemption of the Senior Notes prior to February 15, 2006, then, upon acceleration of the Senior Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount, for each of the years beginning on February 15 of the years set forth below, as set forth below (expressed as a percentage of the aggregate principal amount to the date of payment that would otherwise be due but for the provisions of this sentence:

        YEAR                                                    PERCENTAGE
        ----                                                    ----------
        2002..................................................  109.625%
        2003..................................................  108.422%
        2004..................................................  107.219%
        2005..................................................  106.016%

                                  ARTICLE VII

                               FORM OF SENIOR NOTE

SECTION 7.1 Form of Senior Note.

         The Senior Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

         [IF THE SENIOR NOTE IS A GLOBAL NOTE, INSERT - This is a Global Note within the meaning of the Indenture hereinafter referred to and its registered in the name of the Depositary or a nominee of the Depositary. This Senior Note is exchangeable for Senior Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Senior Note (other than a transfer of this Senior Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Senior Note is presented by an authorized representative of The Depositary Trust Company, a New York corporation ("DTC") to the issuer or its agent for registration of transfer, exchange, or payment, and any Senior
Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No._____________

CUSIP No. 834182 AN7                                          $_________________

ISIN No.   US834182AN70

                              SOLECTRON CORPORATION

                           9.625% SENIOR NOTE DUE 2009

         SOLECTRON CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to __________________ the principal sum of ________ dollars ($__________) on February 15, 2009 (such date is hereinafter referred to as the "Stated Maturity") and to pay interest on said principal sum from February 6, 2002, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2002, at the rate of 9.625% per annum (the "Interest Rate") until the principal hereof is paid or made available for payment; provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effects as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Senior Note is registered at the close of business on the Regular Record Date for such interest installment, which as long as any Senior Notes are represented by a Global Note shall be the close of business on the immediately preceding February 1 for interest payable on the Senior Notes on February 15 and the close of business on the immediately preceding August 1 for interest payable on the Senior Notes on August 15; provided, however, if pursuant to the terms of the Indenture the Senior Notes are no longer represented by a Global Note, the Company may select such Regular Record Date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Senior Notes is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of this series of Senior Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of and the interest on this Senior Note shall be payable at the Office or Agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

         This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the

Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Senior Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                            SOLECTRON CORPORATION


                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:


Attest:


-----------------------------


CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated:          , 2002

                                       STATE STREET BANK AND TRUST COMPANY
                                       OF CALIFORNIA, N.A.,
                                       as Trustee


                                       By:
                                          ----------------------------------
                                              Authorized Signatory

                        (FORM OF REVERSE OF SENIOR NOTE)

         This Senior Note is one of a duly authorized series of the senior notes of the Company (herein sometimes referred to as the "Senior Notes"), specified in the Indenture hereinafter referred to, all issued or to be issued in one or more series under and pursuant to a Senior Debt Securities Indenture dated as of February 6, 2002 (the "Senior Indenture"), duly executed and delivered between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated February 6, 2002, duly executed and delivered between the Company and the Trustee (the "First Supplemental Indenture" and together with the Senior Indenture, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Senior Notes. By the terms of the Indenture, the Senior Notes are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Senior Notes is limited in aggregate principal amount as specified in said First Supplemental Indenture.

         At any time prior to February 15, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes issued under the Indenture at a redemption price of 109.625% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, with cash in an amount not in excess of the Net Cash Proceeds of one or more Qualified Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Senior Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by the Company and its Subsidiaries); and (ii) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

         On or after February 15, 2006, the Company may redeem all or a part of the Senior Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Senior Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

                    Year                          Percentage
                    ----                          ----------
                    2006                          104.813%
                    2007                          102.406%
                    2008 and thereafter           100.000%

         In addition, at any time prior to February 15, 2006, the Company may, at its option, redeem the Senior Notes, in whole or in part, from time to time, upon not less than 30 nor more than 60 days' notice at a redemption price equal to the greater of (1) 104.813% of the principal amount of the Senior Notes so redeemed, plus accrued and unpaid interest, and (2) the Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid interest to, but not including, the date of redemption.

         "Make-Whole Premium" means, with respect to a Senior Note, the sum of the present values of the remaining scheduled payments of interest, principal and premium thereon (not including any portion of such payments of interest accrued as of the date of redemption) as if the Senior Notes were redeemed on February 15, 2006 pursuant to Section 3.1(b) of the First Supplemental Indenture on such date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points.

         The Senior Notes do not have the benefit of any sinking fund obligation nor is the Company required to make mandatory redemption payments with respect to the Senior Notes.

         If a Change of Control occurs, each Holder of Senior Notes will have the right to require the Company to make an offer to all Holders to repurchase the Senior Notes on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture. If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an Asset Sale Offer to all Holders of Senior Notes and, at the option of the Company, to all holders of other Indebtedness that ranks pari passu in right of payment with the Senior Notes containing provisions requiring the Company or its Restricted Subsidiaries to offer to purchase or to redeem such Indebtedness with the proceeds of sales of assets, to purchase the maximum principal amount of Senior Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture and such other pari passu Indebtedness.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Senior Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes, the Holders of not less than 25% in principal amount of the Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Senior Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         [If Senior Note is a Global Note, insert This Senior Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 3.5 of the Senior Indenture on transfers and exchanges of Global Notes.]

         All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note to:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

(Insert address and zip code of assignee)

agent to transfer this Senior Note on the Security Register. The agent may substitute another to act for him or her.


Dated:                        Signature:

                              Signature Guarantee:

(Sign exactly as your name appears on the other side of this Senior Note)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Senior Note purchased by the Company pursuant to 4.12 or 4.13 of the First Supplemental Indenture, check the box below:

                  Section 4.12      [ ]           Section 4.13      [ ]

         If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.12 or Section 4.13 of the First Supplemental Indenture, state the amount you elect to have purchased:
     $________________

         Date:___________

                                          Your signature:_________________
                                          (Sign exactly as your name appears on
                                          the face of this Note)

                                          Tax Identification No.:______________

                                          SIGNATURE GUARANTEE:

                                          __________________________________
                                          Signature must be guaranteed by an
                                          "eligible guarantor institution"
                                          meeting the requirements of the
                                          Registrar, which requirements
                                          include membership or participation
                                          in the Security Transfer Agent
                                          Medallion Program ("STAMP") or such
                                          other "signature guarantee program"
                                          as may be determined by the
                                          Registrar in addition to, or in
                                          substitution for,
                                           STAMP, all in accordance with the
                                          Securities Exchange Act of 1934, as
                                          amended.

                 [IF THE SENIOR NOTE IS A GLOBAL NOTE, INSERT -

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The following increases or decreases in this Global Note have been made:


              Amount of      Amount of      Principal amount of  Signature of
              decrease in    increase in    this Global Note     authorized
              principal      principal      following such       signatory
              amount of the  amount of the  decrease or          of Trustee or
Date          Global Note    Global Note    increase             Custodial Agent



                                  ARTICLE VIII

                         ORIGINAL ISSUE OF SENIOR NOTES

SECTION 8.1 Original Issue of Senior Notes.

         Senior Notes in the initial aggregate principal amount of $500,000,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Notes in accordance with a Company Order. The date of issuance of the Senior Notes shall be February 6, 2002 (the "Issue Date").

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1 Without Consent Of Holders Of Senior Notes

         Notwithstanding Section 9.2 hereof, the Company and the Trustee may amend or supplement this Indenture or the Senior Notes without the consent of any Holder of a Senior Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

         (c) to provide for the assumption of the Company's obligations to the Holders of the Senior Notes in the case of a merger or consolidation by a successor to the Company pursuant to Section 4.9 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Note;

         (e) to comply with requirements of the Commission in order to maintain the qualification of this Indenture under the TIA;

         (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; and

         (g) to add guarantors to the Senior Notes or to add collateral securing the Senior Notes pursuant to the terms hereof.


          Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 6.3 of the Senior Indenture, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2 With Consent of Holders of Senior Notes.

         Except as provided below in this Section 9.2, the Company and the Trustee, may amend or supplement this Indenture and the Senior Notes with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Senior Notes), and subject to Section 9.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Notes, except a rescission of acceleration of the Senior Notes by the Holders of a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default resulting from such acceleration) or compliance with any provision of this Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Senior Notes). Any such consent shall be delivered to the Trustee.

         Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
6.3 of the Senior Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to the provisions of this Section 9.2 and Section 9.7 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Notes. A copy of any such waiver shall be delivered to the Trustee. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Senior Notes held by a non-consenting Holder):

         (a) reduce the percentage in principal amount of Senior Notes outstanding whose Holders must consent to an amendment, supplement or waiver provided for in this Indenture;

         (b) reduce the principal of or change the Stated Maturity of any Senior Note or alter the provisions with respect to the redemption of Senior Notes (other than provisions related to Sections 3.2, 4.12 and 4.13 hereof);

         (c) reduce the rate of or change the time for payment of interest on any Senior Notes;

         (d) waive a Default or an Event of Default in the payment of, principal of, or interest or premium, if any on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Senior Note payable in money other than that stated in the Senior Notes;

         (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of, principal of, or interest or premium, if any, on the Senior Notes;

         (g) waive a redemption payment with respect to any Senior Note (other than a payment required by Section 3.2, 4.12 or 4.13); or

         (h) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Senior Note affected thereby.

SECTION 9.3 Compliance With Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Senior Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4 Revocation And Effect Of Consents.

         (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder of a Senior Note and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder of a Senior Note or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 as applicable.

         (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Senior Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who held Senior Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. If such record date is fixed by the Company, it shall so notify the Trustee in writing.

SECTION 9.5 Notation On Or Exchange Of Senior Notes.

         (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Notes that reflect the amendment, supplement or waiver.

         (b) Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6 Trustee To Sign Amendments, Etc.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and all other conditions to the execution and delivery of such amendment or supplement set forth in this Article 9 are fulfilled. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 6.1 of the Senior Indenture) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).

SECTION 9.7 Waiver Of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by written notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 9.8 Effect of Supplemental Indenture.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1 Ratification of Senior Indenture.

         The Senior Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Senior Indenture in the manner and to the extent herein and therein provided.

SECTION 10.2 Reference to and Effect on the Senior Indenture.

         This First Supplemental Indenture shall be construed as supplemental to the Senior Indenture and all the terms and conditions of this First Supplemental Indenture shall be deemed to be part of the terms and conditions of the Senior Indenture and in each case the terms of this First Supplemental Indenture shall supercede the terms of the Senior Indenture, except as set forth herein, or modified hereby, the Senior Indenture heretofore executed and delivered is hereby (i) incorporated by reference in this First Supplemental Indenture and
(ii) ratified, approved, and confirmed. Notwithstanding the foregoing, Sections 5.1, 5.2, 5.13, 7.4, 8.1, 8.2, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 10.6, 10.8, 10.9,
10.10, 10.11 and Article 13 of the Senior Indenture shall not apply to the Senior Notes.

SECTION 10.3 Governing Law.

         THIS FIRST SUPPLEMENTAL INDENTURE AND EACH SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.4 Not Responsible for Recitals.

         The recitals contained in this First Supplemental Indenture, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 10.5 Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                          SOLECTRON CORPORATION


                                          By: /s/ Kiran Patel
                                             -----------------------------
                                                 Name:  Kiran Patel
                                                 Title: Executive Vice President
                                                        Chief Financial Officer


Attest:

/s/ Philip E. Fok
--------------------





                                          STATE STREET BANK AND TRUST
                                          COMPANY OF CALIFORNIA, N.A.,
                                          as Trustee


                                          By: /s/ Steve Rivero
                                             -----------------------------
                                                 Authorized Signatory